                             CONFIDENTIAL TREATMENT

        The attached agreement constitutes Exhibit 10.18 to the Annual Report on Form 10-K for SkyWest, Inc. for the period ended March 31, 1996. The Registrant has requested CONFIDENTIAL TREATMENT for portions of this Exhibit pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The Registrant seeks an exemption from the Freedom of Information Act based on 17 C.F.R. section 200.80(b)(4).

                      MARKETING AND CODE SHARING AGREEMENT

        This Agreement is made this 24th day of October, 1995, by and between CONTINENTAL AIRLINES, INC. ("CAL"), a Delaware corporation, and SKYWEST AIRLINES, INC. ("SWA"), a Delaware corporation.

                                    Recitals

        CAL and SWA are each certificated air carriers providing air transportation services in their respective areas of operation.

        CAL and SWA desire to engage in joint marketing activities designed to increase the flow of air passenger traffic on aircraft operated by both parties.

        CAL and SWA desire to cooperate in the coordination of schedules by allowing SWA to market its flight operations under the CO* designator.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, CAL and SWA hereby agree as follows:

        1. SCHEDULES TO BE OPERATED. To the extent permitted by applicable laws, and as mutually agreed, (i) SWA operated flights to and from Los Angeles International Airport ("LAX") that connect with a CAL operated flight, at LAX, to or from Cleveland Hopkins International Airport, Newark International Airport, Honolulu International Airport, Houston Intercontinental Airport, New Orleans International Airport, San Antonio International Airport, any airports served by CAL or Continental Express, Inc. from the above mentioned airports, and any other mutually agreed to airports and (ii) SWA operated flights that connect with another SWA operated flight at LAX, will be marketed under not only SWA's or another airline's designator code, but also under CAL's "CO*" designator code. Exhibit A hereto sets forth the flight segments operated by SWA that, when connecting at LAX with a flight operated by CAL or SWA, will utilize the CO* designator code (the "CO* Flights") at the commencement of this Agreement. The parties shall meet together every six months that this Agreement is in effect to discuss the appropriateness of expanding or contracting the list of city pairs on Exhibit A. Flights covering an origin and destination market that is created by a CO* Flight connecting at LAX to a flight operated by CAL (or vice versa) are hereinafter referred to as "Through Flights." Except as expressly set forth herein, neither party shall have any obligation to extend CO* Flights to other routes or to maintain operations on any routes and no such obligation can be created by any oral statements or representations or course of dealing by a party, but only by an express written agreement. For purposes of this Agreement, a CAL operated flight does not include flights operated by carriers other than CAL utilizing the CO* designator code, other than those flights operated by Continental Express, Inc. or Continental Micronesia, Inc.

        2.      CODE SHARING LICENSE.

                (a) Grant of License. Subject to the terms and conditions of this Agreement, CAL hereby grants to SWA a nonexclusive, nontransferable, revocable license to use the CO* designator code on all of its flights operated as CO* Flights.

                (b) Control of CO* Flights. SWA shall have sole responsibility for and control over, and CAL shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of SWA's operations including, without limitation, scheduling (except as provided in Section 13 hereof), pricing (except as provided in Section 14 hereof), planning of flight itineraries and routings, reservations, reservations control/yield management, dispatch, fueling, weight and balance, flight release, maintenance, and flight operations and compliance with applicable rules and regulations.

        3. CONFIDENTIAL INFORMATION. Neither SWA nor CAL shall disclose the terms of this Agreement or any proprietary information with respect to the other obtained as a result of this Agreement, either during the term hereof or thereafter except as may be required by law or by any order of a court or administrative agency, and then on ten days' notice to the other. The parties hereto recognize that, in the course of the performance of each of the provisions hereof, each party may be given and may have access to confidential and proprietary information of the other party, including proposed schedule and fare changes, statistical data regarding loads and fares, sales and promotional programs and other operating and competitive information ("Confidential Information"). Each party shall preserve, and shall ensure that each of its officers, agents, consultants and employees who receive Confidential Information preserve, the confidentiality of the other party's Confidential Information.

        4. QUALITY OF SERVICE. SWA shall perform its service in a timely, expert and quality manner, in accordance with the standards of customer service reasonably established by CAL. Without limitation, SWA shall maintain its aircraft in an airworthy, clean, attractive and comfortable condition and strive to maintain a completion factor of at least 98% (without considering delays caused by air traffic control or weather). SWA will, in conducting CO* Flight operations, employ prudent safety and loss prevention policies.

        5. AUDIT. CAL shall have the right, at its own cost, to inspect, review, and observe SWA's operations of CO* Flights, and/or to conduct a full safety and/or service audit of SWA's operations, manuals and procedures reasonably related to CO* Flights, at such intervals as CAL shall reasonably request. In the exercise of such right, CAL does not undertake any responsibility for the performance of SWA's operations. CAL shall coordinate its safety and service audits with SWA so as to avoid disruptions of SWA's operations. Any safety audit may include, without limitation, maintenance and operation procedures, crew planning, reservations, passenger and baggage handling, customer service, personnel records, spare parts, inventory records, training records and manuals, flight, flight training and operational personnel records. Each party shall have the right, upon reasonable notice, at its expense and no more than once during a six month period, to inspect and audit the financial books and records of the other party as they relate to this Agreement. Such financial audit may be conducted by the auditing party's officers, employees or third party advisors and the party being audited will reasonably cooperate with such individuals in the performance of the audit.

        6. SALES AND MARKETING PROGRAMS. The parties will work to develop mutually agreeable joint sales and marketing programs to help promote the code share relationship and increase revenues from same. The parties will conduct quarterly joint sales and marketing meetings to discuss possible sales and marketing programs and strategies. SWA will participate in CAL's frequent flyer program, OnePass, in accordance with the terms and conditions of a separate agreement entered into by the parties hereto, and attached hereto as Exhibit B.

        SWA shall have a nonexclusive, nontransferable, revocable license to use the CAL Service Marks (as defined below) in its marketing programs for the purpose of promoting CO* Flights. All advertising programs using any CAL Service Marks shall be subject to CAL's prior approval. In general, SWA's use of the CAL Service Marks shall do no more than identify the code share relationship between CAL and SWA, and advertise that schedules are coordinated to provide convenient connections. Any marketing program, advertising brochures, schedules, signs or information disseminated to the public or intended to be disseminated to the public ("Advertising Material") shall reflect that CAL and SWA are operated separately and shall comply with any DOT policy on airline designator code sharing.

        SWA is specifically prohibited from using any of the CAL Service Marks on its aircraft or other equipment, on its stationary, or elsewhere unless SWA has received prior specific authorization in writing from CAL. SWA hereby acknowledges CAL's exclusive ownership of the CAL Service Marks and agrees that it will not do anything that would infringe, abridge or adversely affect, impair or reduce the value or validity of the CAL Service Marks. In no event shall SWA allow the use of any CAL Service Marks in marketing, selling, promoting or otherwise identifying or referencing any flight which is not a CO* Flight.

        SWA hereby grants to CAL a nonexclusive, nontransferable, revocable license to use the name SkyWest Airlines and any other SWA Service Marks in CAL's marketing programs, for the purpose of promoting the CO* Flights.

        As used herein the term "Service Marks" shall include, without limitation: (i) with respect to CAL: "Continental", the "CO" and "CO*" designator codes, and "OnePass", and (ii) with respect to SWA: "SkyWest" and various trademarks, service marks and logos used by it, but not including its designator code.

        7. PUBLIC RELATIONS. In the event of any irregularity in CO* Flights' operations, including, without limitation, any event causing damage to persons or property, SWA shall identify itself as being operated independently of CAL, and as being solely responsible for its operations. SWA may state that it holds a code sharing license from CAL and that it obtains certain services from CAL if third parties inquire as to such relationship.

        8. IRREGULARITIES IN OPERATIONS. SWA shall promptly notify CAL of all irregularities involving a CO* Flight which result in any damage to persons or property as soon as such information is available and shall furnish to CAL as much detail as practicable.

9. REPORTING OBLIGATION.

        (a) Changes of Service. Each party shall give the other party 60 days' advance written notice (or notice as far in advance as possible if 60 days is impracticable) of any intended (i) changes to its operating specifications, or
(ii) material changes to the manner of conducting its business or the nature of its product. In the event any such change materially affects the value or risk to the other party of this Code Sharing Agreement in the other party's reasonable judgment, the other party shall be entitled to terminate this agreement if the change is implemented. In addition, each party will give the other party 60 days' advance written notice (or notice as far in advance as possible if 60 days is impracticable) prior to making a schedule change that affects a Through Flight.

        (b) Correspondence from Government Authorities. SWA shall immediately provide CAL copies of any correspondence received from any government authority which, with respect to CO* Flights, references (i) any alleged noncompliance with rules or regulations affecting air transportation, or (ii) any investigation of SWA performed or proposed by any government authority, including, without limitation, any communication issued by a government authority concerning the airworthiness of SWA's aircraft, the compliance of SWA's personnel with required operational or training procedures or any other matter relating to the safe operation of SWA aircraft.

        (c) Notice of Complaints. SWA shall monthly furnish CAL a summary of complaints, notices of violation, requests to cease activity or similar correspondence which reasonably relate to CO* Flights and which are received by SWA from passengers, any government authority, or other parties. SWA shall comply with CAL's reasonable requests for actual copies of any such documents.

        (d) Operations. SWA shall provide CAL monthly written reports containing the following data for the CO* Flights:

                (i) the total number of scheduled, actual and canceled departures for the month, by flight and city pair;

                (ii) the load factor and the total number of revenue passengers and (separately) non-revenue passengers boarded, by flight number and city pair and separated by passengers connected to CAL and passengers carried locally; and

                (iii) completion and on-time performance data by system and market.

10. FLIGHT DISPLAY.

        (a) All Through Flights will be included in the availability and fare displays of all computerized reservations systems in which CAL and SWA participate, the Official Airline Guide (to the extent agreed upon) and CAL's and SWA's internal reservation systems under the CAL designator code (CO or CO*) as well as, with respect to the CO* Flights, SWA's designator code, to the extent possible. CAL and SWA will take the appropriate measures necessary to ensure the display of Through Flights in accordance with the preceding sentence.

        (b) CAL and SWA will disclose and identify the CO* Flights utilizing the CO* designator code to the public as actually being flights of and operated by the operating party, in at least the following ways:

            (i) a symbol will be used in timetables and computer reservation system indicating that CO* Flights are actually operated by SWA;

            (ii) to the extent reasonable, messages on airport flight information displays will identify the operator of flights shown as CO* Flights;

            (iii) CAL and SWA advertising concerning CO* Flights and CAL and SWA reservationists will disclose the operator of each flight; and


            (iv)  in any other manner prescribed by law.

11. TERMS AND CONDITIONS OF CARRIAGE AND CLAIMS PROCEDURES.

        (a) In all cases, the contract of carriage between a passenger and a carrier on a Through Flight will be that of the party that operates the flight.

        (b) The parties will use existing IATA procedures when handling and settling claims made by customers in connection with Through Flights.

12. IRREGULARITY HANDLING.

        (a) In the event of flight delays, cancellations or other schedule irregularities that affect CO* Flights, SWA will inform CAL of a pertinent information concerning an irregularity for customer information purposes.

        (b) The parties agree that they will cooperate in all available ways to accommodate passengers experiencing flight irregularities in connection with a Through Flight and that neither will forbear from providing such assistance because the other may have been responsible for the flight irregularity. In the event of a flight irregularity, the party causing or experiencing the irregularity shall bear all related costs associated with accommodating the passengers who have been delayed. The parties will review existing procedures for accommodating interline passengers with respect to flight irregularities and oversales to determine their adequacy for the purposes of this Agreement and will make such adjustments in existing procedures as they find necessary or appropriate.

13. AIRPORT OPERATIONAL ASSISTANCE. The parties intend to work to establish a seamless connection for passengers connecting from a CO* Flight to a flight operated by CAL (or vice versa) while traveling on a Through Flight. CAL and SWA will cooperate to coordinate and maintain their schedules to minimize the waiting time and to maximize convenience of passengers who are connecting from a CAL to a SWA flight segment (or vice versa) on Through Flights. Each party will provide the other with the airport operational assistance that is required to assure schedule compatibility for Through Flights. The parties will use their respective reasonable efforts to align gates and ticket counter space where CO* Flights operate.

14. PRICING AND CAPACITY CONTROL OF SHARED CODE SEGMENTS.




                                CONFIDENTIAL INFORMATION
                                APPEARING HERE HAS BEEN
                                OMITTED AND FILED SEPARATELY
                                WITH THE COMMISSION.




15. REVENUE ALLOCATION.




                                CONFIDENTIAL INFORMATION
                                APPEARING HERE HAS BEEN
                                OMITTED AND FILED SEPARATELY
                                WITH THE COMMISSION.




16. TICKET HANDLING.

            (a) Passenger Ticket Stock and Accounting Procedures. CAL will provide SWA with CAL passenger ticket stock in accordance with the following procedures:

                (i) CAL will supply SWA with adequate supplies of all necessary passenger ticket forms, bag tags, boarding passes, validator plates and other documents and materials necessary to enable SWA to operate in a manner consistent with CAL procedures, upon request to the office designated by CAL from time to time. A receipt for all ticket forms delivered to SWA shall be signed by an appropriate representative of SWA, and SWA shall comply with CAL's procedures with respect to the control of, safeguarding of and accounting for ticket stock and validator plates. All tickets and other documents and materials supplied by CAL for use in connection with this Agreement shall be and remain the property of CAL and shall be held in trust for CAL by SWA and issued or otherwise utilized only as provided in this Agreement.

(ii) SWA shall be responsible for the safe and secure custody and care of all tickets and other documents and materials furnished by CAL. The tickets and other documents of CAL shall be secured in a manner satisfactory to CAL and consistent with any applicable LATA standards and specifications. Such tickets and documents and all records relating to them and to the sale of transportation on CAL shall at all times be made available for inspection by CAL or its designated representative.

(iii) All tickets shall be issued by SWA in accordance with the currently effective tariffs and contract of carriage applicable to the transportation being purchased and applicable trade manuals, all in accordance with appropriate instructions which may be issued form time to time by CAL.

(iv) All tickets shall be issued by SWA in numerical sequence and all must be accounted for at each reporting period. All tickets issued by SWA and all coupons of voided tickets shall be sent to the office or offices designated by CAL from time to time on the work day following issuance.

(v) All checks accepted for the sale of tickets on CAL ticket stock shall be payable to CAL and acceptance of checks shall conform to CAL's acceptance procedures. Any losses resulting from returned checks where SWA has failed to follow CAL's acceptance procedures, will be charged to SWA after CAL exhausts reasonable efforts to collect.

(vi) All tickets for payment other than cash or check shall be supported by such documents as shall be specified by CAL.

(vii) SWA shall assume full liability for and agrees to defend, indemnify and hold CAL harmless from and against any and all claims, demands, liability, expenses, losses, costs or damages whatsoever in any manner arising out of or attributed to SWA's possession, issuance, loss, misapplication, theft, or forgery of tickets, other travel documents, or supplies furnished by CAL to SWA including but not limited to lost ticket forms, bag tags, boarding passes or other documents and errors in ticket issuance. In the event SWA loses or has stolen any ticket, fails to return tickets or other documents to CAL upon demand, fails to remit pursuant to this Agreement the monies to which CAL is entitled from the sale of any such ticket or document, or fails to account properly for any such tickets or document, SWA shall be liable to CAL for the agreed value of any such ticket or document, which is agreed to be the actual damages or loss sustained by CAL from usage of any such ticket or document, as measured by the then current, non-discounted retail price of the transportation or other service obtained with the ticket or document or, if such value cannot be determined, $2,000.00 U.S. per ticket.

(viii) SWA may accept all credit cards honored by CAL and is appointed CAL's agent for such purpose, provided:

        1. SWA observes the floor limits for each credit card set by the issuer of the credit card ("Card Issuer") as amended by the Card Issuer from time to time;

        2. SWA accepts each credit card within the terms of the contracts between CAL and Card Issuer;

        3. SWA complies with Part 374 of DOT's Economic Regulations;

        4. SWA does not accept blacklisted cards;

        5. SWA shall reimburse CAL for any losses incurred by CAL as a result of Contractor's failure to observe the terms of this section or of the contracts between CAL and the Card Issuer;

        6. SWA complies with all of CAL's procedures; and

        7. SWA shall reimburse CAL for all charge backs, returns and other charges attributable to or arising from SWA's acceptance of credit cards, unless either (i) CAL has realized an offsetting credit (including through the return and cancellation of a previously issued ticket) or (ii) such charge back, return or other charge resulted from the gross negligence, recklessness, or willful misconduct of CAL.

(ix) SWA shall reimburse CAL for any credit card fees, commissions, discounts, etc., paid by CAL or deducted from payments made to CAL with respect to sales of tickets for travel on SWA, and for any bad debt expense realized by CAL with respect to tickets sold by SWA.

(x) SWA shall prepare and furnish to CAL all written reports, accounts, and documentation with regard to ticket handling that CAL may require daily or at such lesser frequency as CAL may prescribe, at its sole discretion, from time to time during the life of this Agreement. SWA will comply with all reasonable procedures specified by CAL with regard to ticket handling.

Within two business days after the termination of this Agreement for any reason, SWA will return to CAL all passenger ticket forms, bag tags, boarding passes and other documents provided to SWA by CAL pursuant to this Agreement.

                (b) Deposits. SWA shall deposit all funds, both cash and checks, realized from the sale of tickets on CAL ticket stock by it in CAL accounts maintained at depositories from time to time designated by CAL on or before the first banking day following receipt of such funds.

                (c) Delta Ticket Stock. SWA will be permitted to use Delta Airlines' ticket stock to ticket passengers for travel on Through Flights, with the understanding that CAL will suffer no adverse effects as a result of such use. SWA shall hold harmless and indemnify CAL from and against any such adverse effects resulting from such use of Delta Airlines' ticket stock. The parties will work together to minimize any such adverse effects.

                (d) Ticket Acceptance. For the term of this Agreement, CAL hereby authorizes SWA to accept flight coupons written for CO* Flights in accordance with any applicable restrictions. SWA shall not endorse or refund any such coupons without CAL's written consent, except in accordance with CAL's contract of carriage. In addition, SWA shall accept and is authorized to accept the coupons and certificates set forth on Exhibit C hereto in accordance with the terms and conditions applicable thereto.

        17. COMPLIANCE WITH LAWS AND REGULATIONS. CAL and SWA each represent, warrant, and agree that performance of its respective obligations under this Agreement shall be conducted and all of its personnel shall at all times meet, be in full compliance with an have all required licenses under any and all applicable statutes, orders, rules and regulations, and satisfy all applicable insurance requirements, whether in effect or hereafter promulgated of the United States National Transportation Safety Board, Department of Transportation or Federal Aviation Administration, Department of Defense or any country or territory with jurisdiction over the Through Flights.

        18. INDEPENDENT PARTIES.

                (a) Independent Contractors. It is expressly recognized and agreed that each party, in its performance and otherwise under this Agreement, is and shall be engaged and acting as an independent contractor and in its own independent and separate business; that each party shall retain complete and exclusive control over its staff and operations and the conduct of its business; and that each party shall bear and pay all expenses, costs, risks and responsibilities incurred by it in connection with its obligations under this Agreement. Neither CAL nor SWA nor any officer, employee, representative, or agent of CAL or SWA shall in any manner, directly or indirectly, expressly or by implication, be deemed to be, or make any representation or take any action which may give rise to the existence of, any employment, agent, partnership, of other like relationship as between CAL and SWA but each party's relationship as respects the other party in connection with this Agreement is and shall remain that of an independent contractor.

                (b) Status of Employees. The employees, agents and/or independent contractors of SWA shall be employees, agents, and independent contractors of SWA for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of CAL. The employees, agents and independent contractors of CAL shall be employees, agents and independent contractors of CAL for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of SWA. In its performance under this Agreement, each party shall act as an independent contractor and not as an agent for the other. CAL shall have no supervisory power or control over any employees, agents or independent contractors employed by SWA, and SWA shall have no supervisory power or control over any employees, agents and independent contractors employed by CAL.

        (c) Liability For Employee Costs. Each party, with respect to its own employees (hired directly or through a third party), accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability (including insurance premiums where required by law) and for the payment of all taxes, contributions or other payments for unemployment compensation, vacations, or old age benefits, pensions and all other benefits now or hereafter imposed upon employers with respect to its employees by any government or agency thereof or any other party (whether measured by the wages, salaries, compensation or other remuneration paid to such employees or otherwise) and each party further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

19. INDEMNIFICATION AND INSURANCE.

        (a) Indemnification.

                (i) SWA hereby assumes liability for, and shall indemnify, defend, protect, save and hold harmless CAL, its officers, agents, and employees from and against any and all liabilities, claims, judgements, damages, and losses, including all costs, fees, and expenses incidental thereto, of every type and nature whatsoever, including without limitation those involving (i) death of or injury to any person including, but not limited to, SWA's officers, employees and agents,
        (ii) loss of, damage to, or destruction of any property whatsoever, including any loss of use thereof, and (iii) trademark, service mark or trade name infringement, provided that such liabilities, claims, judgements, damages or losses are caused by or arise out of (or are alleged to be caused by or arise out of) any alleged acts or omissions of SWA or its officers, employees, or agents which are in any way related to the services contemplated by this Agreement. CAL shall give SWA prompt notice of any claim made or suit instituted against CAL which, if successful, would result in indemnification of CAL hereunder, and CAL shall have the right to compromise or participate in the defense of same to the extent of its own interest.

                (ii) CAL hereby assumes liability for, and shall indemnify, defend, protect, save and hold harmless SWA, its officers, agents, and employees from and against any and all liabilities, claims, judgements, damages, and losses, including all costs, fees, and expenses incidental thereto, of every type and nature whatsoever, including without limitation those involving (i) death of or injury to any person including, but not limited to, CAL's officers, employees and agents, (ii) loss of, damage to, or destruction of any property whatsoever, including any loss of use thereof, and (iii) trademark, service mark or trade name infringement, provided that such liabilities, claims, judgements, damages or losses are caused by or arise out of (or are alleged to be caused by or arise out of any alleged acts or omissions of CAL or its officers, employees, or agents which are in any way related to the services contemplated by this Agreement. SWA shall give CAL prompt notice of any claim made or suit instituted against SWA which, if successful, would result in indemnification hereunder, and SWA shall have the right to compromise or participate in the defense of same to the extent of its own interest.

        (b) Insurance Coverage.

                (i) Each party shall, at all times during the term of this Agreement, maintain in full force and effect policies of insurance as follows:

                    1. Comprehensive Airline Liability Insurance, including
                       Aircraft Third Party, Passenger, including Passengers' Baggage and Personal Effects, Cargo and Mail Legal Liability for a Combined Single Limit (CSL) of not less than $250 million per occurrence per Aircraft. In respect of Personal Injury the maximum limit is $25 million per offense and in the aggregate.

                       The minimum amounts of insurance coverage required under this paragraph 1 shall be per occurrence, combined single limit for all coverage required under this paragraph 1.

                    2. Workmen's Compensation

                       Insurance               Per Accident
                       ---------               ------------
                       (Company Employee)       Statutory

                    3. Employers' Liability     $1,000,000 (combined
                       --------------------                single limit

                (i) Subject to Section 19(b)(i) above, each party as appropriate shall cause the policies of insurance described in such Section
        19(b)(i) to be duly and properly endorsed by that party's insurance underwriters as follows:

                        1. as to the policies of insurance described in
                paragraphs (b)(i)1 and (b)(i)2 of Section 19:

                                (A) to provide that any waiver of rights of
                        subrogation against other parties by one party will not affect the coverage provided thereunder with respect to the other party; and

             (B) to provide that the one party's underwriters shall waive any and all subrogation rights against the other party, its directors, officers, agents, employees and other authorized representatives, except for gross negligence or wilful misconduct, with regard to any breach of warranty on the part of the other party or to provide other evidence of such waiver or recourse against the other party, its directors, officers, agents, employees and other authorized representatives.

             (C) to provide that each party, its directors, officers, agents, employees and other authorized representatives shall be endorsed as named insured parties thereunder, except for gross negligence or wilful misconduct; and

             (D) to provide that said insurance shall be primary insurance and to acknowledge that any other insurance policy or policies of each party shall be secondary or excess insurance.

          2. as to policies of insurance described in paragraph (b)(i)1 of
          Section 18 to provide a breach of warranty clause to said policies;
          and

    (iii) Each party shall cause each of the insurance policies referred to in
    Section 19(b)(i) to be duly and properly endorsed to provide that said policy or policies or any part or parts thereof shall not be canceled, terminated or materially altered, changed or amended by each party's insurance underwriters, until after 30 days' prior notice to the other party, such notice period to commence when such other party actually receives such notice.

    (iv) Simultaneously with the commencement of this Agreement, and from time to time thereafter upon request by either party, the other party shall furnish to the requesting party evidence reasonably satisfactory to the requesting party of the aforesaid insurance coverage and endorsements, including certificates certifying that the aforesaid insurance and endorsements are in full force and effect. Initially, this evidence shall be a certificate of insurance required hereunder.

    (v) In the event either party fails to maintain in full force and effect any of the insurance and endorsements required under the terms of this
    Section 19, the other party shall have the right (but not the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance shall be payable by the first party to the other party upon demand by the other party. The procurement of such insurance or any part thereof by the other party shall not discharge or excuse the first party's obligation to comply with the provisions of Sections 19(b)(i) and 19(b)(ii).

(c) Survival of Rights and Obligations. The rights and obligations of Section 19(a) shall survive the expiration or termination of this Agreement.

20.  TERM AND TERMINATION.

        (a) Term. The term of this Agreement shall commence on October 24, 1995 and shall continue for a period of two years, unless earlier terminated as provided herein, and shall continue thereafter until either party gives the other party notice of termination at least 90 days prior to the effective date of such termination. In no event shall termination or expiration pursuant to this Section 20(a) be effective unless such 90 days' notice is provided.

        (b) Termination as a Result of Changes of Law. In the event there is any change in treaties, statues or regulations of air transportation that materially affects the rights and/or obligations presently in force with respect to the air transportation services of CAL or SWA or both, relating to CO* Flights or the Through Flights, then the parties will consult, within 30 days after any of the occurrences described herein, in order to determine or seek mutual agreement as to what, if any changes to this Agreement are necessary or appropriate, including but not limited to the early termination and cancellation of this Agreement.

        (c) Other Termination Rights. In addition to any other provisions of this Agreement, this Agreement may be terminated, without liability, as follows:

             (i) By either party on 30 days' prior written notice, if the other party has breached any material provision of this Agreement unless such other party cures such breach within such 30 day period;

             (ii) By either party immediately on notice, if the other party shall be dissolved or shall fail to maintain its corporate existence in good standing, or shall have its authority to operate as a scheduled airline suspended or revoked, either in whole or with respect to the Through Flights, or shall cease operations as a scheduled airline.

             (iii) By either party immediately on notice if the other party shall be cited by any government authority for any significant noncompliance with a material law, rule or regulation with respect to the marketing or operation of a Through Flight;

              (iv) By either party if a petition is filed or against the other party under bankruptcy law, or any other law providing for the relief of debtors, and the affected party does not succeed in having such petition lifted or stayed within sixty days from the date of entry; the party at its option may cancel this Agreement immediately and exercise such other remedies as may be available at law and/or in equity;

              (v) By CAL, without cause or incurring any liability (other than liability incurred as of the termination date), upon six months' written notice;

              (vi) By CAL immediately on notice if:

                   1. SWA shall fail to maintain any of its aircraft in an airworthy condition and conduct its flight operations in accordance with the standards, rules and regulations promulgated by any government authority; or

                   2. SWA shall have a completion factor of less than [*]% during any [*] day period with respect to CO* Flights (including in such calculations all flights canceled less than one week prior to the date of its scheduled operation and excluding flights not completed due to weather or labor stoppages); and

             (vii) By SWA immediately on notice if:

                   1. CAL shall fail to maintain any of its aircraft in an airworthy condition and conduct its flight operations in accordance with the standards, rules and regulations promulgated by any government authority; or

                   2. CAL shall have a completion factor less than [*]% during any [*] day period with respect to Through Flights (including in such calculations all flights canceled less than one week prior to the date of its scheduled operation and excluding flights not completed due to weather or labor stoppages).


* = CONFIDENTIAL INFORMATION APPEARING HERE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

        21.  BOOKING FEE.
                        CONFIDENTIAL INFORMATION
                        APPEARING HERE HAS BEEN
                        OMITTED AND FILED SEPARATELY
                        WITH THE COMMISSION.

        22. ENTIRE AGREEMENT, WAIVERS AND AMENDMENTS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof superseding all prior discussions and agreements, written or oral. This Agreement may not be amended, nor may any of its provisions be waived, except by writing signed by both parties. No delay on the part of either party in exercising any right power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver operate as a continuing waiver of any right, power or privilege.

        23. NOTICES. All notices given hereunder shall be in writing delivered by hand, certified mail, telex, or telecopy to the parties at the following addresses:

If to CAL:

     Continental Airlines, Inc.                     Telephone No.: 713-834-2966
     2929 Allen Parkway                             Telecopier No.: 713-520-6329
     Houston, Texas 77019
     Attention: Vice President Alliance Development

With copy to:

     Continental Airlines, Inc.                     Telephone No.: 713-834-2948
     2929 Allen Parkway                             Telecopier No.: 713-520-6329
     Houston, Texas 77019
     Attention: Senior Vice President
                and General Counsel

If to SWA:

     SKYWEST AIRLINES, INC.                         Telephone No.:
                                                    Telecopier No.:

With copy to:

     SKYWEST AIRLINES, INC.                         Telephone No.:
                                                    Telecopier No.:

        24. SUCCESSORS AND ASSIGNS. Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, and any such purported assignment or delegation shall be void. This Agreement shall be binding on the lawful successors of each party.

        25. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        26. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        27. COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

        28. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CHOICE OR CONFLICTS OF LAW.

        29. EQUAL OPPORTUNITY. EEO clauses contained at 11 C.F.R. sections 60-1.4, 60-250.4 and 60-741.4 are hereby incorporated by reference. Each party shall comply with all equal opportunity laws and regulations which apply to or must be satisfied by that party as a result of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


CONTINENTAL AIRLINES, INC.      SKYWEST AIRLINES, INC.


By: /s/                          By:  /s/
    _________________________         __________________________

Title: VP Alliance Operations    Title: Executive V.P. - Chief Operating Officer
       ----------------------           ----------------------------------------

                                   EXHIBIT A


                                  CO* Flights


                NONSTOP                         ONESTOP
                LAX - BFL                       LAX - BFL - SMF
                LAX - FAT                       LAX - ONT - FAT
                LAX - IPL                       LAX - SBA - SJC
                LAX - MRY                       LAX - SBP - SMF
                LAX - ONT                       LAX - SNA - MRY
                LAX - PSP                       LAX - SNA - PSP
                LAX - SAN
                LAX - SBA
                LAX - SBP
                LAX - SJC
                LAX - SMX
                LAX - SNA
                LAX - YUM

                                   EXHIBIT B


                                   AGREEMENT

     This Agreement, dated as of the 1st day of October 1995, is by and between Continental Airlines, Inc., a corporation organized and existing pursuant to the laws of the state of Utah.

     Whereas, Continental has established an airline frequent traveler program commonly known as "OnePass".

     Whereas, SkyWest desires to become a participant in the OnePass Program, and Continental desires SkyWest to become a participant in OnePass, on the terms and conditions set forth herein.

     Now, therefore, in consideration of the mutual premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     a) "Blackouts" are a form of capacity controls established by a Program Participant, embargoing Reward travel, by date or geographic area.

     b) "Capacity Controls" shall mean such reasonable restrictions, on the redemption of Rewards, as may be established by a Program Participant from time to time. To be valid, any such restrictions shall be approved in advance by Continental. Such approval shall not be unreasonably withheld or delayed but shall be consistent with the Program's purpose of making Reward travel available to Program Members on a reasonable basis.

     c) "Governmental Restrictions" shall mean any governmental restrictions relating to or concerning the Program, including, to the extent applicable, the Air Travel Industry Enforcement Guidelines and related commentary adopted by the national Association of Attorneys General pertaining to airline frequent flyer programs (as modified from time to time). A copy of such Guidelines, in their present form, are attached hereto as Schedule A.

     d) "OnePass Rewards" shall mean certificates, rewards or tickets issued by Continental to Program Members which entitle such members to discounts, credits or other similar benefits for services and/or goods provided by Continental and/or Program Participants.

     e) "Program" shall mean the airlines frequent traveler program established by Continental which is commonly known as "OnePass".

     f) "Program Account(s)" shall mean the accounts established for each Program Member to record and account for the mileage credits (i) earned by such member for his/her patronage of Continental and Program Participants and (ii) redeemed for "OnePass Rewards".

     g) "Program Member(s)" shall mean individuals who have applied and been accepted by Continental for membership in the Program.

     h) "Program Participants" shall mean business entities that (i) are recognized by Continental for the issuance of mileage credits to Program Members for their patronage of such business entities and (ii) accept and honor OnePass Rewards for use by Program Members at their business establishments.

     i) "Terms and Conditions" are those rules relative tot he earning and redemption of miles and other conditions of membership, contained in the OnePass Member's Guide as approved and adopted from time to time by Continental.

     Section 2. Program Participation by SkyWest. Effective as of October, 1995, SkyWest shall become a Program Participant in accordance with the terms and provisions set forth herein. SkyWest shall continue as a Program Participant until September 30, 1997. As such, Program Members will earn mileage credits in the Program through their patronage of SkyWest and SkyWest shall not and accept Rewards issued by Continental as of October 1, 1995 to Program Members for their use on SkyWest as set forth below.

     Section 3. Award and Redemption of Mileage Credits.

     a) Award of Mileage Credits. During the term hereof and in accordance with the requirements, conditions and restrictions set forth in Schedule B attached hereto and incorporated by reference herein, Program Members shall be credited with 100% of Actual Flight Miles, or a minimum of 500 miles, whichever is greater, for Coach Class travel on SkyWest flights that are "CO* Flights" operating as part of a "Through Flight" or connecting with SkyWest operated flight at Los Angeles International Airport (as such terms are defined in the Code Sharing Agreement between the parties hereto). Continental will only grant mileage credits to Program Members on SkyWest flights that are not in direct competition with Continental or CO Express. Any change or restriction which affects the Program Member's ability to earn mileage credit under this Section 3(a) shall be approved in advance by Continental and SkyWest as set forth in
Section 8 hereof and shall be in accordance with any applicable Governmental Restrictions. Continental, in its sole discretion, shall be the final authority as to whether any and all such changes are in accordance with any applicable Governmental Restrictions and will be adopted as such. Continental reserves the right to lower mileage earnings unilaterally for all OnePass Participants in a non-discriminatory manner.

     b) Redemption of Mileage Credits. In accordance with the requirements, conditions, and restrictions set forth in Schedule C attached hereto and incorporated by reference herein, SkyWest shall accept and honor OnePass Rewards for use on SkyWest which are issued by Continental to Program Members. The OnePass Rewards and services provided by SkyWest in connection herewith shall relate to OnePass Standard, Pass, AllPass, Alliance/International Airline Partner and Elite Mileage redemption levels as set forth in the OnePass Member's Guide dated January 1995 and the OnePass Elite Member's Guide dated March 1995 as amended from time to time, and corresponding reward usage as set forth in Schedule C. hereto. SkyWest shall accept and honor the OnePass Rewards through one year from the date of issuance by Continental of the OnePass Rewards. Such rewards shall not be issued after September 30, 1997.

     c) Review and Balancing. During the term of this Agreement, SkyWest and Continental agree to quarterly reviews of miles credited for flights flown on SkyWest and RPM's flown on SkyWest for reward travel redemptions. Any imbalances between miles credited and RPM's flown for redemptions between the two carriers shall be adjusted accordingly through mutually agreed upon marketing initiatives.

     Section 4. Recording of Mileage Credits. SkyWest shall record Program Members' patronage which qualifies for mileage credit to their Program Accounts in accordance with the procedures set forth in Schedule B. SkyWest shall submit to Continental, at the address stated below, computer tapes to accurately account for the mileage credits awarded through SkyWest participation in the Program. Tapes shall be submitted twice monthly. Tapes submitted by SkyWest to Continental shall be compatible with the data processing system as currently used by Continental for the processing of such information. SkyWest shall be responsible, at its sole expense, to conform its computer tapes for such compatibility and, if necessary, reprogram or correct its system (and/or information in the system) as required by Continental. Tapes shall be sent to the following address or such other address Continental shall designate from time to time:

                     Electronic Data Systems
                     Tape Librarian
                     9014 Research Drive
                     Charlotte, NC   28262-8507

     Section 5.  Reporting of Mileage Credits and Redemptions.

     a) Reporting of Mileage Credits. On a monthly basis and at no cost to SkyWest, Continental will provide to SkyWest a report summarizing:

        (i) Flight Segments and miles credited for flights flown on SkyWest by Program Members

     b) Reporting of Mileage Redemptions. On a monthly basis and at no cost to Continental, SkyWest will provide to Continental a report summarizing:

        (i) Flight Segments and RPM's flown on SkyWest flights for reward travel redeemed by Program Members

        (ii) Flight Segments and RPM's flown on SkyWest flights by Continental Reward Code

     Section 6.  Term; Early Termination

     a) Term. This Agreement shall commence on the day and year first above written and shall continue until September 30, 1997 unless terminated earlier as provided herein.

     b) Early Termination. This Agreement may be terminated by Continental upon 120 days' prior written notice to SkyWest, and may be terminated by SkyWest upon 120 days' prior written notice to Continental; provided, however, this Agreement shall not be cancelled before June 1, 1996. All costs associated with notification to Program Members of early termination of this Agreement initiated by SkyWest shall be borne by SkyWest unless such notification can be included in a timely manner in regularly scheduled OnePass communications. SkyWest, at its option, may exercise its right to notify Program Members via an insert in a regularly scheduled statement mailing subject to space availability and SkyWest paying for the production of the insert. In the event of such early termination of this Agreement, Section 3(b) hereof shall be deemed automatically modified to require SkyWest to accept and honor, for the one-year period immediately following the early termination date, OnePass Rewards that have been issued before such early termination date. Section 3, as so amended, shall survive the early termination of this Agreement.

     Section 7. Advertising and Promotional Material. Beginning October 1, 1995, SkyWest agrees to make mention of SkyWest's participation in the OnePass program in radio, print and collateral material whenever possible. SkyWest agrees to submit all ad copy (other than standard pre- approved references to SkyWest's participation in the OnePass program) referring to the OnePass Program to Continental for prior approval (which shall not be unreasonably withheld) and to provide to Continental a media plan of SkyWest advertising when it is prepared. Any use of the Continental name or logo shall be approved in writing in advance by Continental.

     Section 8. Additional Participation. Subject to the reasonable discretion of Continental, Continental agrees:

     a) upon request by SkyWest reasonably in advance, to mention SkyWest in up to two Program communications each year when space is available. Information provided by SkyWest to be communicated to Program Members must be relative to SkyWest's participation in the program or SkyWest service enhancements that would benefit members.

     b) subject to prior written approval of Continental and execution of appropriate confidentiality and security agreements, to provide SkyWest access to the Program membership base for targeted mailings by SkyWest. All costs associated with such access shall be borne by SkyWest. Continental reserves the right to execute the actual mailing. Requests for names and tapes require 45 days notice to Continental.

     c) to have annual marketing planning meetings with SkyWest to discuss and plan joint marketing initiatives.

     Section 9. Remuneration. SkyWest shall pay Continental the sum of $[*] on an annual basis for participation in the OnePass Program. Invoices for the $[*] annual participation fee will be issued to SkyWest on or before the 1st day of October during each year of this Agreement.

     Payments under this Section 8 shall be due and payable within [*] [(*)] days from invoice date from Continental setting forth the amounts due. SkyWest will be assessed an [*]% interest charge for late payment of such invoices. Any failure to pay timely upon [*] days written notice thereof from

_______________

[*] = Confidential information appearing here has been omitted and filed separately with the Commission.

Continental and SkyWest's continued failure to make any such payment, shall however, be grounds for termination of this Agreement. Payments shall be made payable to Continental and shall be sent to the following address or such other location as Continental may designate from time to time:

             Continental Airlines, Inc.
             P.O. Box 100023
             Houston, Texas  77212

     Section 10. Governmental Restrictions. Notwithstanding anything herein to the contrary, SkyWest's participation in the Program shall be in accordance with any applicable Governmental Restrictions. Any changes in SkyWest's participation in the Program which include, but are not limited to, (i) mileage credits awarded, (ii) redemption levels for OnePass Rewards, (iii) SkyWest involvement as a Program Participant and (iv) restrictions on the availability for Program Members to use their OnePass Rewards on SkyWest shall be subject to the prior written approval of Continental and shall be in accordance with any applicable Governmental Restrictions. Furthermore, SkyWest shall notify Continental in writing at least 120 days prior to the effective date of the change in SkyWest's participation in the Program for approval by Continental. Continental, in its sole discretion, shall be the final authority as to whether such change is approved for the Program and is in accordance with any Governmental Restrictions, including any requirements relative to notification of Program Members. All costs associated with notifying the Program Members of a change to the Program which is initiated by SkyWest shall be borne by SkyWest unless such notification can be included within 120 days of a regularly scheduled OnePass communication.

     Section 11.  Indemnity.

     a) Continental's Indemnity. Continental agrees to indemnify, reimburse and hold SkyWest harmless from and against any claims (including, without limitation, those based on strict liability and tort), losses, liabilities, demands, suits, judgments, or causes of action in all legal proceedings, whether civil or criminal, penalties, fines and other sanctions and any costs or expenses in connection therewith, including reasonable attorney's fees and expenses, which result (i) from air transportation services provided by Continental as a result of the Program,
(ii) the promotion of the Program by Continental, or (iii) with respect to the negligence of Continental in its participation in or administration of OnePass.

     b) SkyWest's Indemnity. SkyWest agrees to indemnify, reimburse and hold Continental harmless from and against any claims (including, without limitation, those based on strict liability and tort), losses, liabilities, demands, suits, judgments, or causes of action in all legal proceedings, whether civil or criminal, penalties, fines and other sanctions and any costs or expenses in connection therewith including reasonable attorney's fees and expenses, which may result from or arise in any manner out of (i) the provision of air travel services by SkyWest, (ii) the promotion of the Program by SkyWest, (iii) delay, failure, or other activity or inactivity by SkyWest in the submission of tapes or mileage transaction records pursuant to Section 4 above or in the honoring of OnePass Rewards and (iv) any unilateral changes in SkyWest's participation in the Program which were initiated by SkyWest but not approved by Continental.

     Section 12.  Miscellaneous.

     a) CHOICE OF LAW. THIS AGREEMENT IS MADE AND DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

     b) Enforceability. Any provision of this Agreement which may be prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction.

     c) Ambiguities. SkyWest agrees that any ambiguities in the construction or interpretation of this Agreement or any clause or provision herein shall not be construed or resolved against Continental solely because it drafted the Agreement or caused the Agreement to be drafted.

     d) Confidentiality. Each party agrees to treat as confidential and proprietary non-public information obtained by it from the other relating to the Program. Each party agrees not to disclose or distribute such information to any third party (other than the submission of tapes to Electronic Data Systems pursuant to Section 4 or to use such information for any purpose other than the performance of the express provisions of this Agreement.

     e) Section Headings. The section headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement.

     f) Entire Agreement. This Agreement contains the entire understanding of the parties and no warranties, representations, agreements or understandings between and among Continental and SkyWest pertaining to the subject matter of this Agreement or any provision therein are no longer of any force and effect unless contained herein.

     g) Amendments. No term or provision of the Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

     h) Assignments. Neither SkyWest nor Continental may assign its rights, interests, duties or obligations under this Agreement without the prior written consent of the other and should either party assign certain of its responsibilities hereunder, neither party shall thereby be relieved of any of its obligations, liabilities and responsibilities under this Agreement.

     i) Further Assurances. Continental and SkyWest will promptly at any time and from time to time, execute and deliver to each other such further instruments and documents, and take such further action, as they may from time to time reasonably request and which is necessary to carry out this Agreement and to establish and protect the rights, interests and remedies created in favor of the parties hereto.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.


CONTINENTAL AIRLINES, INC.              SKYWEST AIRLINES, INC.

By:                                     By:
    -----------------------------           -------------------------
Name:                                   Name:
      ---------------------------             -----------------------
Title:                                  Title:
       --------------------------              ----------------------
Date:                                   Date:
      ---------------------------             -----------------------

                                   SCHEDULE B


                          CONFIDENTIAL INFORMATION
                          APPEARING HERE HAS BEEN
                          OMITTED AND FILED SEPARATELY
                          WITH THE COMMISSION.

                                   SCHEDULE C


                          CONFIDENTIAL INFORMATION
                          APPEARING HERE HAS BEEN
                          OMITTED AND FILED SEPARATELY
                          WITH THE COMMISSION.

                                   EXHIBIT C


                          CONFIDENTIAL INFORMATION
                          APPEARING HERE HAS BEEN
                          OMITTED AND FILED SEPARATELY
                          WITH THE COMMISSION.

                           SPECIAL PRORATE AGREEMENT
                                    BETWEEN
                              CONTINENTAL AIRLINES
                                      AND
                                SKYWEST AIRLINES


                          CONFIDENTIAL INFORMATION
                          APPEARING HERE HAS BEEN
                          OMITTED AND FILED SEPARATELY
                          WITH THE COMMISSION.

                                  ATTACHMENT A


                            CONFIDENTIAL INFORMATION
                            APPEARING HERE HAS BEEN
                            OMITTED AND FILED
                            SEPARATELY WITH THE
                            COMMISSION.

                                  ATTACHMENT B


                            CONFIDENTIAL INFORMATION
                            APPEARING HERE HAS BEEN
                            OMITTED AND FILED
                            SEPARATELY WITH THE
                            COMMISSION.